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Exhibit 99.2

FIRST NATIONAL BANK

Unaudited Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2002	December 31, 2001
Assets
Cash and due from banks	$31,052	$46,579
Federal funds sold	22,000	80,000
Money market mutual funds	32,027	66,704

Total cash and cash equivalents	85,079	193,283

Securities available-for-sale	136,540	96,638
Loans, net	407,197	405,826
Allowance for loan losses	(10,239)	(10,668)

Net loans	396,958	395,158

Federal Reserve Bank and Federal Home Loan Bank stock	5,446	5,446
Premises and equipment, net	5,507	5,847
Deferred income taxes	7,906	7,879
Accrued interest and other assets	11,695	9,769

Total assets	$649,131	$714,020

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$144,448	$150,561
Interest bearing deposits	380,506	438,154

Total deposits	524,954	588,715

Borrowings	68,000	68,268
Accrued expenses and other liabilities	4,601	5,512

Total liabilities	597,555	662,495

Commitments and contingencies
Shareholders' equity:
Common stock, $1 par value, authorized 60,000,000 shares; issued and outstanding 9,803,732 shares in 2002 and 9,664,472 shares in 2001	9,804	9,665
Preferred Stock, $1 par value, authorized 5,000,000 shares; issued and outstanding 1,412,202 shares in 2002 and 1,392,600 shares in 2001	1,412	1,393
Additional paid-in capital	45,947	45,351
Accumulated deficit, since July 1, 2000; ($29,274 eliminated July 1, 2000 in connection with quasi reorganization)	(5,720)	(5,367)
Accumulated other comprehensive income-unrealized gains on securities available-for-sale, net	133	483

Total shareholders' equity	51,576	51,525

Total liabilities and shareholders' equity	$649,131	$714,020

See accompanying notes to unaudited consolidated financial statements.

FIRST NATIONAL BANK

Unaudited Condensed Consolidated Statements of Income

(dollars in thousands except per share data)

	Three months ended March 31,
	2002	2001
Interest income	$9,020	$13,943
Interest expense	2,940	6,453

Net interest income	6,080	7,490
Provision for loan losses	900	1,125

Net interest income after provision for loan losses	5,180	6,365

Noninterest income:
Data processing fees	639	628
Service charges on deposit accounts	564	316
Merchant processing fees	117	133
Other income	613	1,019

Total noninterest income	1,933	2,096

Noninterest expenses:
Salaries and benefits	3,327	3,972
Occupancy	1,302	1,382
Professional services	291	211
Merchant Processing	78	99
Software expense	184	129
Supplies	102	141
Bank charges	122	173
Other	1,167	1,187

Total noninterest expense	6,573	7,294
Income before income tax	540	1,167
Income tax expense	228	467

Net income from continuing operations	312	700
Loss from discontined operations, net of tax benefit of $3 in 2002 and $87 in 2001	(4)	(130)

Net income	$308	$570

Basic net income per common share:
Income from continuing operations	$0.03	$0.08
Discontinued operations	—	(0.02)

Basic net income per common share	$0.03	$0.06

Diluted net income per common share:
Income from contining operations	$0.03	$0.07
Discontinued operations	—	(0.01)

Diluted net income per share	$0.03	$0.06

See accompanying notes to unaudited consolidated financial statements.

FIRST NATIONAL BANK

Unaudited Consolidated Statements of Changes in Shareholders' Equity

(dollars in thousands)

						Accumulated Deficit Since July 1, 2000 in Connection with Quasi- Reorganization
	Common Stock		Preferred Stock				Accumulated Other Comprehensive Income (Loss)
					Additional Paid-in Capital
	Shares	Amount	Shares	Amount				Total
Balance at December 31, 2001	9,664,472	$9,665	1,392,600	$1,393	$45,351	$(5,367)	$483	$51,525
Issuance of Preferred stock			19,602	19	74			93
Issuance of Common shares	139,260	139			522	(661)		—
Comprehensive loss:
Net income						308		308
Unrealized loss on securities, net of taxes of $234							(350)	(350)

Total comprehensive loss								(42)

Balance at March 31, 2002	9,803,732	$9,804	1,412,202	$1,412	$45,947	$(5,720)	$133	$51,576

See accompanying notes to unaudited consolidated financial statements.

FIRST NATIONAL BANK

Unaudited Consolidated Statements of Cash Flows

(dollars in thousands)

	Period ended March 31,
	2002	2001
Operating activities:
Net income	$308	$570
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	900	1,125
Deferred income tax expense	207	—
Depreciation and amortization	674	557
Net gain on sale of securities available-for-sale	—	(21)
Gain on sale of loans	—	(389)
Federal Home Loan Bank stock dividends	—	(100)
Decrease (increase) in accrued interest and other assets	(2,059)	2,246
Decrease in accrued expenses and other liabilities	(911)	(2,182)

Net cash provided by (used in) operating activities	(881)	1,806

Investing activities:
Purchases of securities available-for-sale	(50,234)	(12,788)
Proceeds from sales of securities available-for-sale	—	17,206
Proceeds from maturities of securities available-for-sale	9,621	21,304
Proceeds from sale of loans	—	7,046
Net increase in loans made to customers	(2,700)	(5,663)
Redemptions of Federal Home Loan Bank and Federal Reserve Bank stock, net of purchases	—	259
Purchases of premises and equipment	(74)	(767)

Net cash provided by (used in) investing activities	(43,387)	26,597

Financing activities:
Net decrease in deposits	(63,761)	(13,944)
Net decrease in borrowings	(268)	(2,583)
Proceeds from issuance of Preferred stock, net of expenses	93	1,393
Proceeds from exercise of stock options	—	5,373

Net cash provided by financing activities	(63,936)	(9,761)

Net increase (decrease) in cash and cash equivalents	(108,204)	18,642
Cash and cash equivalents at beginning of period	193,283	102,460

Cash and cash equivalents at end of period	$85,079	$121,102

Supplemental disclosure of cash flow information:
Interest paid	$2,670	$6,870
Income taxes paid	$—	$—
Supplemental disclosures of noncash financing activities:
Common Stock issued as preferred stock dividend	$661	$—

See accompanying notes to unaudited consolidated financial statements.

FIRST NATIONAL BANK

Notes to Unaudited Consolidated Financial Statements

(1) Basis of Presentation

        The accompanying unaudited consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods indicated. Certain information and note disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The results of operations for the interim periods presented are not necessarily indicative of the results of operation to be expected for the remainder of the year.

(2) Proposed Merger

        On April 29, 2002, First National Bank announced a pending merger based on an agreement that provides for First Community Bancorp to acquire all of the outstanding common and preferred stock of the Bank.

        The agreement provides that each First National Bank shareholder will have the right to elect to receive for each share of First National Bank common or preferred stock either $10.00 in cash or 0.5008 of a share of First Community Bancorp common stock, provided that at least and no more than 45% of the total consideration shall be in the form of First Community Bancorp common stock. The pending merger is subject to standard conditions, including the approval of the shareholders of First National Bank and bank regulatory agencies. Upon receipt of the approvals and satisfaction or waiver of other conditions the transaction is expected to close in the third quarter of 2002, at which time First National Bank will merge into Rancho Santa Fe National Bank, a subsidiary of First Community Bancorp, and the resulting bank will operate as First National Bank.

        In connection with the pending merger, on April 25, 2002, First Community Bancorp, First National Bank and First National Bank's former Chief Executive Officer (former CEO) entered into an Agreement of Settlement and Compromise and Release, whereby First Community Bancorp agreed to pay the former CEO $1.75 million, conditioned upon the consummation of the pending merger, to settle any and all amounts claimed to be due and owing under the former CEO's employment agreement.

(3) Sale of Trust Business

        On April 29, 2002, the Bank and its wholly-owned subsidiary, Generations Trust Bank, N.A., entered into an Asset Purchase Agreement (the Agreement) with Union Bank of California to sell the Bank's Trust Business, as defined in the Agreement. The sales price was 1.33 times annualized revenue for the first quarter of the year 2002 (the Base Fiscal Quarter), as defined in the Agreement. The transaction closed on May 30, 2002 at which time 75% of the sales price (the Closing Payment), approximately $1,400,000, was received and the Bank recorded a gain of approximately $760,000, after deducting estimated costs. The Closing Payment amount is subject to adjustment based upon the final determination of amounts used in the calculation. The remaining 25% of the sales price (the Second Payment) is payable in the year 2003, provided the annualized revenue from the business sold for the first quarter of the year 2003 (the Anniversary Fiscal Quarter) is at least equal to the annualized revenue for the Base Fiscal Quarter. If the annualized revenue for the Anniversary Fiscal Quarter is less than for the Base Fiscal Quarter, the Second Payment will be reduced by the amount of the decrease in annualized revenue times 1.33, but not below zero.

        In accordance with Statement of Financial accounting Standards No 144, "Accounting for the Impairment of Long-lived Assets," the Bank has reported the results of operations of the related Trust Business as discontinued operations for all periods presented in the accompanying unaudited consolidated condensed statements of income.

(4) Net Income Per Share

        The following is a summary of the calculation of basic and diluted net income per share for the three months ended March 31, 2002 and 2001:

	Earnings (numerator)	Shares (denominator)	Per Share Amount
	(In thousands, except per share amounts)
March 31, 2002
Basic EPS:
Income from continuing operations	$312	9,711	$0.03
Effect of convertible preferred stock		1,399	—
Effect of dilutive stock options and warrants		155	—

Diluted EPS	$312	11,265	$0.03

March 31, 2001
Basic EPS
Income from continuing operations	$700	9,123	$0.08
Effect of convertible preferred stock		913.01
Effect of dilutive stock options and warrants		190	—

Diluted EPS	$700	10,226	$0.07

        The effect of dilutive stock options and warrants above excludes 1,726,920 and 2,584,232 shares for 2002 and 2001, respectively, because their impact would be anti-dilutive.

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FIRST NATIONAL BANK Unaudited Consolidated Balance Sheets (dollars in thousands)
FIRST NATIONAL BANK Unaudited Condensed Consolidated Statements of Income (dollars in thousands except per share data)
FIRST NATIONAL BANK Unaudited Consolidated Statements of Changes in Shareholders' Equity (dollars in thousands)
FIRST NATIONAL BANK Unaudited Consolidated Statements of Cash Flows (dollars in thousands)
FIRST NATIONAL BANK Notes to Unaudited Consolidated Financial Statements